EXHIBIT 10.1

AMENDMENT TO
EXECUTIVE CHAIRMAN AGREEMENT

This Amendment, dated December 19, 2023 (the “Amendment”), amends the Executive Chairman Agreement dated December 31, 2021 and which was effective as of January 1, 2022 (the “Employment Agreement”), by and between Provident Financial Services, Inc. (the “Company”), a Delaware corporation, and Christopher Martin (“Executive”).  Capitalized terms not defined herein shall have the meaning set forth in the Employment Agreement.

W I T N E S S E T H:

WHEREAS, in accordance with the terms of the Employment Agreement, Executive currently serves as Executive Chairman of the Company and the Bank and as a member of the Board of Directors of the Company and the Bank; and

WHEREAS, the term of the Employment Agreement expires December 31, 2023; and

WHEREAS, the parties have agreed to extend the term of the Employment Agreement until May 31, 2024; and

WHEREAS, pursuant to Section 12 of the Employment Agreement, the parties desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

Section 1.  Amendment to the Employment Agreement.  Section 1 of the Employment Agreement is hereby amended to replace  the words “December 31, 2023” with the words “May 31, 2024.”

Section 2.  Continuation of Employment Agreement.  Except as expressly set forth in Section 1 above, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Employment Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 2.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Amendment as of the day and year first written above.

ATTEST:	PROVIDENT FINANCIAL SERVICES, INC.
/s/ Bennett MacDougall	By: /s/ Matthew K. Harding
Bennett MacDougall, Corporate Secretary	Matthew K. Harding Chair of the Compensation Committee

WITNESS:	EXECUTIVE

/s/ John F. Kuntz	By: /s/ Christopher Martin
John F. Kuntz, Senior Executive Vice President	Christopher Martin